Exhibit 99.1

Newtek Business Services Corp. Reports First Quarter 2017 Financial Results

SBA 7(a) Loan Fundings Increased Year over Year by 40.3% in the First Quarter of 2017

Declared Second Quarter Dividend of $0.40 per Share

Lake Success, N.Y. - May 4, 2017 - Newtek Business Services Corp. (“Newtek” or the “Company”) (Nasdaq: NEWT), an internally managed business development company (“BDC”), announced today its financial results for the three months ended March 31, 2017.

First Quarter 2017 Highlights

•
Net asset value (“NAV”) of $246.4 million, or $14.31 per share, at March 31, 2017; an increase of 20.9% over NAV of $203.8 million, or $14.10 per share, at March 31, 2016, and an increase of 17.8% over NAV of $209.1 million, or $14.30 per share, at December 31, 2016.

•	Net investment loss of $(2.1) million, or $(0.13) per share, for the three months ended March 31, 2017, compared to $(1.4) million, or $(0.10) per share, for the three months ended March 31, 2016.

•
Adjusted Net Investment Income[1] of $6.5 million, or $0.40 per share for the three months ended March 31, 2017; an increase of 32.6% over $4.9 million, or $0.34 per share, for the three months ended March 31, 2016.

•	Total investment income of $9.0 million for the three months ended March 31, 2017; an increase of 32.4% over $6.8 million for the three months ended March 31, 2016.

•	Debt-to-equity ratio of 70.8% at March 31, 2017.

•	Total investment portfolio increased by 4.0% to $359.0 million at March 31, 2017, from $345.2 million at December 31, 2016.

•
On January 30, 2017, the Company closed an underwritten offering of 2,587,500 shares of common stock at a public offering price of $15.25 per share, with Keefe, Bruyette & Woods, A Stifel Company, Raymond James & Associates, Inc. and UBS Investment Bank acting as joint bookrunners.

First Quarter 2017 SBA Loan Funding Highlights

•
Newtek Small Business Finance, LLC (“NSBF”) funded $78.6 million of SBA 7(a) loans during the first quarter; an increase of 40.3% compared to $56.1 million of SBA 7(a) loans for the three months ended March 31, 2016.

•	Newtek Business Credit Solutions (“NBCS”), a controlled portfolio company, funded $3.5 million of SBA 504 loans during the first quarter.

•	NSBF’s servicing portfolio of loans originated by NSBF was approximately $1.0 billion, an increase of 25.3% over the three months ended March 31, 2016.

•	Received $2.8 billion in loan referrals; a 38.1% increase over the three months ended March 31, 2016.

•	Anticipate funding approximately $400 million in SBA 7(a) loans (by NSBF) and SBA 504 loans (by NBCS) in 2017, which would represent an approximate 26% increase in total SBA loan fundings over 2016.

2017 Dividend Forecast and Payments

•	Paid first quarter 2017 dividend of $0.36 per share on March 31, 2017 to shareholders of record as of March 20, 2017.

•	Newtek’s Board of Directors declared a second quarter 2017 cash dividend of $0.40[2] per share payable on June 30, 2017 to shareholders of record as of May 31, 2017.

•	Forecast paying an annual cash dividend of $1.57[2] per share in 2017, representing a 2.6% increase over the 2016 annual dividend of $1.53 per share.

Subsequent First Quarter 2017 Events

•	On April 6, 2017, the Company closed its investment in IPM, an information technology consulting company, which is a new wholly owned controlled portfolio company.

Barry Sloane, Chairman and Chief Executive Officer said, “We had an extremely strong start to 2017, with 40.3% and 32.6% year-over-year growth in our SBA 7(a) loan fundings and Adjusted Net Investment Income, respectively, in the first quarter of 2017. We are proud to share that throughout our 14-year history as an SBA lender, we have approved over 3,000 SBA 7(a) loans totaling over $2.0 billion, which is testament to our long-standing expertise in small business credit and in navigating through multiple credit cycles. In the first quarter of 2017, we received a record $2.8 billion in loan referrals through NewTracker™, which represents a 38.1% increase over last year’s first quarter. This gives us tremendous opportunity to select the loans with the best credit profile, allowing us to grow our loan origination volume without sacrificing credit quality. We anticipate funding $400 million in SBA 7(a) and SBA 504 loans in 2017, which, if achieved, would represent an approximate 26% increase over 2016.”
Mr. Sloane continued, “We continue to seek strategic investments with the goal to expand our existing business solutions footprint and grow our earnings. In April 2017, we completed an investment in IPM (www.ipm.com), an information technology consulting company, with $36 million in sales in 2016, which is now a new wholly owned controlled portfolio company. We believe this investment will help expand our position as ‘the company that manages your technology.’ IPM and its talented staff of 45 IT professionals give us a depth and breadth of technology consultants and sales engineers that will help our portfolio companies craft the cloud-computing strategy that we believe commercial enterprises will gravitate towards in the cloud wave of the future. The purchase price for our investment in IPM was $11.1 million, or 4.0 times IPM’s 2016 EBITDA, and consisted of a combination of cash and restricted shares of Newtek common stock. As part of the purchase agreement, a portion of the purchase price will be paid in equal installments in 2018 and 2019, predicated on IPM’s ability to attain specific EBITDA levels for fiscal years 2017 and 2018.”
Mr. Sloane concluded, “We are positive about our business and anticipate the second quarter will continue the course of strong results and, to that end, the Board declared our second quarter 2017 dividend of $0.40 per share, which equates to an approximate 14% increase over our dividend in the second quarter 2016. Currently, we are maintaining our annual dividend forecast of $1.57 per share in 2017.”
First Quarter 2017 Investor Presentation, Conference Call and Webcast

The first quarter 2017 earnings presentation will be available this morning in the ‘Events & Presentations’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events.cfm.

A conference call to discuss the first quarter 2017 results will be hosted by Barry Sloane, Chairman, Chief Executive Officer, and Jennifer Eddelson, Executive Vice President and Chief Accounting Officer, Thursday, May 4, 2017 at 4:15 p.m. ET. The live conference call can be accessed by dialing (877) 303-6993 or (760) 666-3611.
In addition, a live audio webcast of the call with the corresponding presentation will be available in the ‘Events & Presentations’ section of the Investor Relations portion of Newtek’s website at http://investor.newtekbusinessservices.com/events.cfm.
A replay of the webcast with the corresponding presentation will be available on Newtek’s website shortly following the live presentation and will remain available for 90 days following the live presentation.

1Adjusted Net Investment Income (“ANII”) (loss) is a non-GAAP financial measure. ANII (loss) equals net investment income (loss), plus net realized gains (losses) recognized from the sale of guaranteed portions of SBA 7(a) loans, plus Loss on lease expense, plus the net realized gains on controlled investments (beginning in 2016 as it is anticipated this will be reoccurring income).

2Amount and timing of dividends, if any, remain subject to the discretion of the Company’s Board of Directors.

Use of Non-GAAP Financial Measures - Newtek Business Services Corp. and Subsidiaries

In evaluating its business, Newtek considers and uses adjusted net investment income as a measure of its operating performance. Adjusted net investment income includes short-term capital gains from the sale of the guaranteed portions of SBA 7(a) loans, and beginning in 2016, capital gain distributions from controlled portfolio companies, which are reoccurring events. The Company defines Adjusted net investment income (loss) as Net investment income (loss) plus Net realized gains (losses) recognized from the sale of guaranteed portions of SBA 7(a) loan investments, plus or minus Loss on lease adjustment , plus the net realized gains on controlled investments (beginning in 2016 as it is anticipated this will be reoccurring income).
The term ANII is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP.  ANII has limitations as an analytical tool and, when assessing the Company’s operating performance, investors should not consider ANII in isolation, or as a substitute for net investment income (loss), or other consolidated income statement data prepared in accordance with U.S. GAAP.  Among other things, ANII does not reflect the Company’s actual cash expenditures.  Other companies may calculate similar measures differently than Newtek, limiting their usefulness as comparative tools.  The Company compensates for these limitations by relying primarily on its GAAP results supplemented by ANII.
Note Regarding Dividend Payments

The Company's Board of Directors expects to maintain a dividend policy with the objective of making quarterly distributions in an amount that approximates 90 - 100% of the Company's annual taxable income. The determination of the tax attributes of the Company's distributions is made annually as of the end of the Company's fiscal year based upon its taxable income for the full year and distributions paid for the full year.

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB accounts across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval), eCommerce, Accounts Receivable Financing & Inventory Financing, The Secure Gateway, The Newtek Advantage™, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.
Newtek® and Your Business Solutions Company® are registered trademarks of Newtek Business Services Corp.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (In Thousands, except for Per Share Data)
	March 31, 2017	December 31, 2016
ASSETS	(Unaudited)
Investments, at fair value
SBA unguaranteed non-affiliate investments (cost of $228,905 and $219,784, respectively; includes $186,368 and $197,927, respectively, related to securitization trusts)	$219,582	$211,471
SBA guaranteed non-affiliate investments (cost of $10,734 and $10,262, respectively)	12,097	11,512
Controlled investments (cost of $46,024 and $41,001, respectively)	127,255	121,302
Non-control/non-affiliate investments (cost of $- and $904, respectively)	—	904
Investments in money market funds (cost of $35 and $35, respectively)	35	35
Total investments at fair value	358,969	345,224
Cash and cash equivalents	5,995	2,051
Restricted cash	28,963	20,845
Broker receivable	17,852	2,402
Due from related parties	4,384	3,748
Servicing assets, at fair value	17,096	16,246
Other assets	10,052	10,934
Total assets	$443,311	$401,450
LIABILITIES AND NET ASSETS
Liabilities:
Bank notes payable	$18,300	$5,100
Notes due 2022	7,874	7,853
Notes due 2021	38,853	38,767
Notes payable - Securitization trusts	109,484	118,122
Notes payable - related parties	—	1,400
Due to related parties	934	1,227
Deferred tax liabilities	6,551	5,983
Accounts payable, accrued expenses and other liabilities	14,951	13,904
Total liabilities	196,947	192,356
Commitments and contingencies
Net Assets:
Preferred stock (par value $0.02 per share; authorized 1,000 shares, no shares issued and outstanding)	—	—
Common stock (par value $0.02 per share; authorized 200,000 shares, 17,220 and 14,624 issued and outstanding, respectively)	344	293
Additional paid-in capital	225,985	188,472
(Distributions in excess of)/undistributed net investment income	(198)	8,092
Net unrealized appreciation, net of deferred taxes	12,320	13,008
Net realized gains/(losses)	7,913	(771)
Total net assets	246,364	209,094
Total liabilities and net assets	$443,311	$401,450
Net asset value per common share	$14.31	$14.30

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In Thousands, except for Per Share Data)

	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
Investment income:
From non-affiliate investments:
Interest income	$4,235	$2,451
Servicing income	1,646	1,371
Other income	665	597
Total investment income from non-affiliate investments	6,546	4,419
From controlled investments:
Interest income	147	82
Dividend income	2,300	2,293
Total investment income from controlled investments	2,447	2,375
Total investment income	8,993	6,794
Expenses:
Salaries and benefits	4,651	3,344
Interest	2,530	1,488
Depreciation and amortization	89	40
Other general and administrative costs	3,817	3,302
Total expenses	11,087	8,174
Net investment loss	(2,094)	(1,380)
Net realized and unrealized gains (losses):
Net realized gains on non-affiliate investments	8,685	6,286
Net unrealized appreciation on SBA guaranteed non-affiliate investments	113	62
Net unrealized depreciation on SBA unguaranteed non-affiliate investments	(556)	(1,027)
Net unrealized appreciation on controlled investments	931	3,690
Provision for deferred taxes on unrealized appreciation on controlled investments	(566)	(1,608)
Net unrealized depreciation on non-control/non-affiliate investments	—	(16)
Net unrealized depreciation on servicing assets	(609)	(403)
Net realized and unrealized gains	7,998	6,984
Net increase in net assets	$5,904	$5,604
Net increase in net assets per share	$0.36	$0.39
Net investment loss per share	$(0.13)	$(0.10)
Dividends declared per common share	$0.36	$0.35
Weighted average shares outstanding	16,383	14,509

NEWTEK BUSINESS SERVICES CORP. AND SUBSIDIARIES
ADJUSTED NET INVESTMENT INCOME RECONCILIATION:

(in thousands, except per share amounts)	Three months ended March 31, 2017	Per share	Three months ended March 31, 2016	Per share
Net investment loss	$(2,094)	$(0.13)	$(1,380)	$(0.10)
Net realized gain on non-affiliate debt investments	8,685	0.53	6,276	0.43
Loss on lease	(101)	(0.01)	—	—
Adjusted Net investment income	$6,490	$0.40	$4,896	$0.34

Note: Amounts may not foot due to rounding